Exhibit 10.1.1

EarlyBirdCapital, Inc.

366 Madison Avenue – 8th Floor

New York, NY 10017

Member FINRA SIPC

Telephone: (212) 661-0200	Facsimile: (212) 661-4936

INVOICE

DATE:	8/11/2024

TO:	Moringa Acquisition Corp 250 Park Avenue, 7th Floor New York, NY, 10017

Attention:	Ilan Levin Chairman and Chief Executive Officer

For services rendered in connection with Moringa’s business combination with Silexion Therapeutics Ltd., please remit the amount set forth below:

Cash portion of BCMA payable at closing	$350,000
BCMA payable in Convertible Promissory Note	1,250,000
Total	$1,600,000

PAYMENT INSTRUCTIONS

Please send payment via wire transfer to:

Citibank N.A.

ABA Routing Number: [__________]

For the account of: EarlyBirdCapital, Inc.

Account Number: [_________]